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                                                   CONTACT:
                                                   WILLIAM A. LUCA
                                                   VICE PRESIDENT OF FINANCE
                                                   (203) 544-9800

FOR IMMEDIATE RELEASE

                                CANNONDALE CORPORATION
                          ANNOUNCES STOCK REPURCHASE PROGRAM

Georgetown, CT (September 3, 1997) -- Cannondale Corporation's Board of Directors today authorized the repurchase by the Corporation of up to 1,000,000 shares of its common stock. Purchases by the Corporation may be made from time to time in the open market or in private transactions. The repurchase program may be suspended or discontinued at any time. Shares repurchased by the Corporation will be available for general corporate purposes, including issuance upon the exercise of employee options.

Cannondale (NASDAQ: BIKE) is a leading manufacturer of high-performance aluminum bicycles. The Company's bicycles and bicycle accessories, which include clothing, packs and bags, bike trailers and components, are marketed under the Cannondale brand name and "Handmade in USA" logo. Based in Georgetown, Connecticut, Cannondale operates two factories in Pennsylvania and has subsidiaries in Europe, Japan and Australia.